EXHIBIT 99

Empire Petroleum Reports Results for Second Quarter 2025 and Demonstrates Operational Momentum

TULSA, OK – (August 13, 2025) – Empire Petroleum (NYSE American: EP) (“Empire” or the “Company”), an oil and gas company with producing assets in New Mexico, North Dakota, Montana, Texas, and Louisiana, today reported operational and financial results for the second quarter 2025.

SECOND QUARTER 2025 HIGHLIGHTS

o	Produced Q2-2025 net production volumes of 2,357 barrels of oil equivalent per day (“Boe/d”), an increase of 15% compared to Q1-2025;
■	Reported 1,493 barrels of oil per day (“Bbls/d”);
■	Boe/d is comprised of 63% oil, 19% natural gas liquids (“NGLs”), and 18% natural gas;

o	As part of Empire’s Enhanced Oil Recovery (“EOR”) efforts in the Starbuck Drilling Program (“Starbuck”) in North Dakota, modified wellhead installations are underway and expected to be completed in Q3-2025, with advanced fabrication work progressing toward completion by year-end;
■	While certain rare alloys and specialized materials for the EOR process remain in fabrication, production has continued to improve and operations are showing increased consistency;
■	Installation of the modified rare alloys for the EOR units is expected to be completed and fully operational in Q4-2025;
■	Empire expects to finalize the patented design specifications for its hydrocarbon vaporization technology by the end of Q4-2025, with the system leveraging elevated temperatures and pressure changes to enhance recovery efficiency;

o	Empire made significant progress in preparing for its inaugural drilling campaign in Texas, completing its first drilling pad and preparing multiple locations for entry as part of its development plan;
■	The Company also advanced critical pre-drill activities during Q2-2025, including surface land work, rig evaluation, and the permitting process, laying the groundwork for horizontal development across multiple prospective pay zones identified in the region;
■	Empire expects drilling operations to commence in Q4-2025;

o	Launched a subscription rights offering (“Rights Offering”) with the intention to raise approximately $5.0 million in gross proceeds, including $2.5 million from the anticipated future exercise of the warrants issued as part of the Rights Offering, to provide shareholders the opportunity to increase their equity position;
■	Each shareholder of record as of July 10, 2025, is entitled to purchase one unit at a subscription price equal to $0.07367 per unit, each unit consisting of 0.0139 shares of the Company’s common stock and one rights warrant to purchase 0.0136 shares of the Company’s common stock equal to $5.46 per whole share;
■	Stockholders who fully exercise their subscription rights are entitled to oversubscribe for additional units, subject to availability and pro-rata allocation of units;
■	As stated in previous filings, Phil E. Mulacek, Chairman of the Board and one of Empire’s largest shareholders, has expressed his intent to fully subscribe to the units available through his subscription rights and to fully exercise his over-subscription rights to purchase his pro-rata share of any remaining unsubscribed securities at the offering’s expiration;
■	The Rights Offering is set to expire at 5:00 p.m., Eastern Time, on August 18, 2025, and proceeds are expected to be used for balance sheet optimization efforts and general corporate purposes;

o	Reported Q2-2025 total product revenue of $8.7 million, a net loss of $5.1 million, or ($0.15) per diluted share, primarily driven by lower realized commodity prices, which included a 12% decrease in realized oil prices compared to Q1-2025 and a 23% decrease compared to Q2-2024;
■	Despite a 15% increase in equivalent production compared to Q1-2025, the significant decline in realized commodity pricing drove lower financial results for the quarter;
■	Adjusted EBITDA of ($1.2) million for Q2-2025.

2025 OUTLOOK

“While commodity prices were significantly under pressure (NYMEX oil prices down ~10% from Q1-2025 and down ~20% from Q2-2024) in the second quarter due to a mix of global market condition and seasonal factors, I believe this environment is temporary,” said Phil Mulacek, Chairman of the Board. “Reported North American data shows that the oil well rig count is at post-COVID lows, compared to 2021 levels, while the hydraulic fracturing spread count is even lower at levels not seen since late 2020 through the end of 2021. These material market indicators should result in lower production going forward. Compounding this, U.S. production has already peaked and is approximately 250,000 barrels per day lower than the high earlier in 2025. This supports my strong belief that overall pricing is trending upward over the next four to six quarters. Over the next six to nine months, we anticipate a continued rebound that could increase our production levels. Empire is strategically positioned to benefit from this upswing with focused production increases. The Empire team continues to demonstrate disciplined planning and execution, placing the Company on a stronger path to lasting growth. My decision to fully subscribe and oversubscribe in the Rights Offering reflects my strong confidence in the Company’s long-term potential.”

Mike Morrisett, President and CEO, added, “We were pleased to restore and maintain production across key assets during the second quarter, particularly in North Dakota. However, lower-than-expected commodity pricing impacted revenue and margins, offsetting our operational gains. We remain focused on executing our development plans and maintaining cost discipline as we position the Company to capitalize on a potential pricing recovery.”

North Dakota – Williston Basin:

o	Empire remains confident in the trajectory of its EOR program in the Starbuck region and expects to reach steady-state production levels by the end of Q4-2025, contingent on continued equipment reliability and seasonal operating stability; and
■	With key infrastructure milestones nearing completion and EOR operations delivering steadily improving performance, the program is expected to support sustained production growth and improved asset performance over the long term.

New Mexico – Permian Basin:

o     After four years of expenditures, Empire anticipates receiving a ruling from the New Mexico Oil Conservation Commission (“NMOCD”) in Q3-2025, regarding its applications to revoke four existing permits and deny five new applications for what the Company believes is the illegal disposal of wastewater into Eunice Monument South Unit’s (“EMSU”) Unitized Interval by the largest of the third-party Saltwater Disposal (“SWD”) operators;

■	Pending the NMOCD’s decision, Empire plans to proceed with Motions to Revoke the existing permits granted to the remaining three SWD Companies disposing wastewater into the EMSU and Arrowhead Grayburg Unit (“AGU”) Unitized Interval, while concurrently advancing litigation for trespass and damages;
■	While litigation has limited the scope of development activity in the affected areas, production from the EMSU and AGU units has increased in recent months, reflecting ongoing optimization efforts; and
■	The Company expects final resolution of this matter to result in a meaningful reduction in operating expenses and contribute to improved financial performance going forward.

Texas – East Texas Basin:

o	Empire remains on track to initiate drilling operations in Q4-2025, as part of its broader development strategy in the region;
■	The upcoming program is designed to target multiple prospective pay zones identified during technical evaluation, with a focus on horizontal development opportunities that support long-term, capital-efficient production;
■	The Company expects this activity to establish a foundation for scalable development throughout 2026 and beyond;
■	As of the first week of August 2025, the first drilling pad has been completed, and the Company is actively securing materials, equipment, rigs, and other necessary resources to begin and conclude drilling operations on the initial wells in Q4-2025; and
■	The production targets associated with these wells are expected to deliver the most significant impact to Empire’s portfolio to date.

SECOND QUARTER 2025 FINANCIAL AND OPERATIONAL RESULTS

	Q2-25	Q1-25	% Change[2] Q2-25 vs. Q1-25	Q2-24	% Change[2] Q2-25 vs. Q2-24

Net equivalent sales (Boe/d)	2,357	2,049	15%	2,638	-11%
Net oil sales (Bbls/d)	1,493	1,329	12%	1,761	-15%
Realized price ($/Boe)	$40.78	$48.76	-16%	$53.26	-23%
Product Revenue ($M)	$8,747	$8,992	-3%	$12,788	-32%
Net Loss ($M)	($5,056)	($4,221)	-20%	($4,390)	-15%
Adjusted Net Loss ($M)[1]	($5,231)	($4,253)	-23%	($2,906)	-80%
Adjusted EBITDA ($M)[1]	($1,181)	($553)	-114%	$1,726	-168%

__________________________

1 Adjusted net loss and adjusted EBITDA are non-GAAP financial measures. See “Non-GAAP Information” section later in this release for more information, including reconciliations to the most comparable GAAP measure.

Net sales volumes for Q2-2025 were 2,357 Boe/d, including 1,493 barrels of oil per day; 430 barrels of NGLs per day, and 2,606 thousand cubic feet per day (“Mcf/d”) or 434 Boe/d of natural gas. Oil sales volumes decreased approximately 15% compared to Q2-2024 primarily due to redrilling efforts in North Dakota and natural decline.

Empire reported Q2-2025 total product revenue of $8.7 million versus $12.8 million in Q2-2024. Contributing to the decrease were lower oil sales volumes and lower realized oil and NGL prices. Realized oil and natural gas liquids prices decreased 23% and 14%, respectively, due to a general decline in overall market pricing.

Lease operating expenses in Q2-2025 decreased to $6.4 million versus $7.5 million in Q2-2024 primarily due to lower workover costs. Q2-2025 workover expense decreased to $0.5 million versus $1.6 million in Q2-2024. Higher workover expense in 2024 was primarily in New Mexico as Empire continued work in the region to enhance and maintain production.

Production and ad valorem taxes for Q2-2025 were $0.8 million versus $1.1 million in Q2-2024, as a result of lower product revenues.

Depreciation, Depletion, and Amortization (“DD&A”) and Accretion for Q2-2025 was $3.1 million versus $3.2 million for Q2-2024. The decrease in DD&A is primarily due to lower production volumes partially offset by the acquisition of additional working interest in New Mexico and the impact of the capitalized costs associated with the new drilling as part of Empire’s Starbuck Drilling Program in North Dakota. Accretion increased slightly due to the new drilling activity and acquisition of working interest in New Mexico.

General and administrative expenses, excluding share-based compensation expense, was $2.9 million, or $13.55 per Boe in Q1-2025 versus $2.4 million, or $9.80 per Boe in Q2-2024. The increase in expenses was primarily due to an increase in salaries and benefits associated with an increase in employee headcount.

Interest expense for Q2-2025 slightly decreased, compared to Q2-2024, primarily due to certain non-cash interest expense in Q2-2024 from the convertible promissory note partially offset by a higher average outstanding balance on the Company’s credit facility.

Empire recorded a net loss of $5.1 million in Q2-2025, or ($0.15) per diluted share, versus a Q2-2024 net loss of $4.4 million, or ($0.15) per diluted share.

Adjusted EBITDA was ($1.2) million for Q2-2025 compared to Adjusted EBITDA of $1.7 million in Q2-2024.

CAPITAL SPENDING, BALANCE SHEET & LIQUIDITY

For the six months ended June 30, 2025, Empire invested approximately $3.3 million in total capital expenditures, primarily from finalizing drilling and completions activity related to the Starbuck Drilling Program in North Dakota and continued return-to-production efforts in Texas.

As of June 30, 2025, Empire had approximately $2.3 million in cash on hand and approximately $4.0 million available on its credit facility. Empire is scheduled to complete a subscriptions rights offering in August 2025, which is expected to raise approximately $5.0 million of gross proceeds.

UPDATED PRESENTATION

An updated Company presentation will be posted to the Company’s website under the Investor Relations section.

ABOUT EMPIRE PETROLEUM

Empire Petroleum Corporation is a publicly traded, Tulsa-based oil and gas company with current producing assets in New Mexico, North Dakota, Montana, Texas, and Louisiana. Management is focused on organic growth and targeted acquisitions of proved developed assets with synergies with their existing portfolio of wells. More information about Empire can be found at www.empirepetroleumcorp.com.

Mike Morrisett	Kali Carter
President & CEO	Communications & Investor Relations Manager
539-444-8002	918-995-5046
Info@empirepetrocorp.com	IR@empirepetrocorp.com

SAFE HARBOR STATEMENT

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements involve a wide variety of risks and uncertainties, and include, without limitations, statements with respect to the Company’s estimates, strategy, and prospects. Such statements are subject to certain risks and uncertainties which are disclosed in the Company’s reports filed with the SEC, including its Form 10-K for the fiscal year ended December 31, 2024, and its other filings with the SEC. Readers and investors are cautioned that the Company’s actual results may differ materially from those described in the forward-looking statements due to a number of factors, including, but not limited to, future commodity prices, the Company’s ability to acquire productive oil and/or gas properties or to successfully drill and complete oil and/or gas wells on such properties, general economic conditions both domestically and abroad, including inflation, tariffs and interest rates, uncertainties associated with legal and regulatory matters, successful completion of the Rights Offering, including future exercise of the warrants issued as part of the Rights Offering, and other risks and uncertainties related to the conduct of business by the Company. Other than as required by applicable securities laws, the Company does not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations, or otherwise.

EMPIRE PETROLEUM CORPORATION

Condensed Consolidated Statements of Operations

(in thousands, except share data)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2025	2025	2024	2025	2024
Revenue:
Oil Sales	$8,005	$8,049	$12,287	$16,054	$21,729
Gas Sales	221	548	(116)	769	261
Natural Gas Liquids ("NGLs") Sales	521	395	617	916	1,033
Total Product Revenues	8,747	8,992	12,788	17,739	23,023
Other	7	10	11	17	21
Loss on Derivatives	—	—	(1)	—	(859)
Total Revenue	8,754	9,002	12,798	17,756	22,185

Costs and Expenses:
Lease Operating Expense	6,387	5,766	7,543	12,153	14,930
Production and Ad Valorem Taxes	768	712	1,066	1,480	1,899
Depreciation, Depletion & Amortization	2,576	2,226	2,677	4,802	4,167
Accretion of Asset Retirement Obligation	534	526	492	1,060	977
General and Administrative Expense:
General and Administrative	2,906	3,197	2,354	6,103	5,233
Stock-Based Compensation	486	531	592	1,017	1,302
Total General and Administrative Expense	3,392	3,728	2,946	7,120	6,535

Total Cost and Expenses	13,657	12,958	14,724	26,615	28,508

Operating Loss	(4,903)	(3,956)	(1,926)	(8,859)	(6,323)

Other Income and (Expense):
Interest Expense	(334)	(296)	(735)	(630)	(1,050)
Other Income	181	31	(1,729)	212	(991)
Loss before Taxes	(5,056)	(4,221)	(4,390)	(9,277)	(8,364)

Income Tax (Provision) Benefit	—	—	—	—	—

Net Loss	$(5,056)	$(4,221)	$(4,390)	$(9,277)	$(8,364)

Net Loss per Common Share:
Basic	$(0.15)	$(0.12)	$(0.15)	$(0.27)	$(0.30)
Diluted	$(0.15)	$(0.12)	$(0.15)	$(0.27)	$(0.30)

Weighted-Average Number of Common Shares Outstanding:
Basic	33,853,310	33,821,203	29,839,853	33,837,377	27,752,816
Diluted	33,853,310	33,821,203	29,839,853	33,837,377	27,752,816

EMPIRE PETROLEUM CORPORATION

Condensed Operating Data

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2025	2025	2024	2025	2024

Net Sales Volumes:
Oil (Bbl)	135,854	119,635	160,283	255,489	291,043
Natural gas (Mcf)	237,133	199,868	241,242	437,001	453,063
Natural gas liquids (Bbl)	39,091	31,453	39,612	70,544	74,397
Total (Boe)	214,467	184,400	240,102	398,867	440,951

Average daily equivalent sales (Boe/d)	2,357	2,049	2,638	2,204	2,423

Average Price per Unit:
Oil ($/Bbl)	$58.92	$67.28	$76.66	$62.84	$74.66
Natural gas ($/Mcf)	$0.93	$2.74	$(0.48)	$1.76	$0.58
Natural gas liquids ($/Bbl)	$13.33	$12.56	$15.58	$12.98	$13.89
Total ($/Boe)	$40.78	$48.76	$53.26	$44.47	$52.21

Operating Costs and Expenses per Boe:
Lease operating expense	$29.78	$31.27	$31.42	$30.47	$33.86
Production and ad valorem taxes	$3.58	$3.86	$4.44	$3.71	$4.31
Depreciation, depletion, amortization and accretion	$14.50	$14.92	$13.20	$14.70	$11.67
General & administrative expense:
General & administrative expense (excluding stock-based compensation)	$13.55	$17.34	$9.80	$15.30	$11.87
Stock-based compensation	$2.27	$2.88	$2.47	$2.55	$2.95
Total general & administrative expense	$15.82	$20.22	$12.27	$17.85	$14.82

EMPIRE PETROLEUM CORPORATION

Condensed Consolidated Balance Sheets

(in thousands, except share data)

(Unaudited)

	June 30,	December 31,
	2025	2024
ASSETS
Current Assets:
Cash	$2,293	$2,251
Accounts Receivable	10,167	8,155
Inventory	1,303	1,305
Prepaids	756	640
Total Current Assets	14,519	12,351

Property and Equipment:
Oil and Natural Gas Properties, Successful Efforts	144,008	140,675
Less: Accumulated Depletion, Amortization and Impairment	(36,583)	(31,974)
Total Oil and Gas Properties, Net	107,425	108,701
Other Property and Equipment, Net	1,484	1,391
Total Property and Equipment, Net	108,909	110,092

Other Noncurrent Assets	1,231	1,425

TOTAL ASSETS	$124,659	$123,868

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$11,935	$10,452
Accrued Expenses	11,402	10,348
Current Portion of Lease Liability	300	400
Current Portion of Note Payable - Related Party	2,000	—
Current Portion of Long-Term Debt	530	70
Total Current Liabilities	26,167	21,270

Long-Term Debt	14,627	11,266
Long-Term Lease Liability	39	144
Asset Retirement Obligations	29,321	28,423
Total Liabilities	70,154	61,103

Stockholders' Equity:
Series A Preferred Stock - $0.001 Par Value, 10,000,000 Shares Authorized, 6 and 6 Shares Issued and Outstanding, Respectively	—	—
Common Stock - $0.001 Par Value, 190,000,000 Shares Authorized, 33,756,595 and 33,667,132 Shares Issued and Outstanding, Respectively	93	93
Additional Paid-in-Capital	144,506	143,489
Accumulated Deficit	(90,094)	(80,817)
Total Stockholders' Equity	54,505	62,765

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$124,659	$123,868

EMPIRE PETROLEUM CORPORATION

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2025	2025	2024	2025	2024
Cash Flows from Operating Activities:
Net Loss	$(5,056)	$(4,221)	$(4,390)	(9,277)	$(8,364)

Adjustments to Reconcile Net Loss to Net Cash
(Used In) Provided By Operating Activities:
Stock-Based Compensation	486	531	592	1,017	1,302
Amortization of Right-of-Use Assets	120	121	136	241	271
Depreciation, Depletion and Amortization	2,576	2,226	2,677	4,802	4,167
Accretion of Asset Retirement Obligations	534	526	492	1,060	977
Loss on Commodity Derivatives	—	—	1	—	859
Settlement on or Purchases of Derivative Instruments	—	—	(253)	—	(263)
Loss on Financial Derivatives	—	—	1,736	—	998
Amortization of Debt Discount on Convertible Notes	—	—	500	—	500
Gain on Extinguishment of Debt	—	—	(17)	—	(17)
Gain on Sale of Oil and Natural Gas Properties	(175)	—	—	(175)	—
Gain on Sale of Other Fixed Assets	—	(32)	—	(32)	—
Change in Operating Assets and Liabilities:
Accounts Receivable	(2,291)	279	(1,694)	(2,012)	(630)
Inventory, Oil in Tanks	200	(199)	346	1	(18)
Prepaids, Current	331	94	463	425	460
Accounts Payable	(355)	1,676	(2,484)	1,321	1,855
Accrued Expenses	455	599	668	1,054	1,030
Other Long Term Assets and Liabilities	37	13	(574)	50	(1,021)
Net Cash (Used In) Provided By Operating Activities	(3,138)	1,613	(1,801)	(1,525)	2,106

Cash Flows from Investing Activities:
Disposal of Oil and Natural Gas Properties	175	—	—	175	—
Additions to Oil and Natural Gas Properties	(491)	(2,680)	(13,202)	(3,171)	(30,143)
Disposal of Other Fixed Assets	—	49	—	49	—
Purchase of Other Fixed Assets	(23)	(18)	(89)	(41)	(120)
Cash Paid for Right-of-Use Assets	(111)	(113)	(125)	(224)	(251)
Net Cash Used In Investing Activities	(450)	(2,762)	(13,416)	(3,212)	(30,514)

Cash Flows from Financing Activities:
Borrowings on Credit Facility	3,000	—	—	3,000	3,950
Proceeds from Promissory Note - Related Party	2,000	—	—	2,000	5,000
Proceeds from Rights Offering, net of transaction costs	—	—	20,512	—	20,512
Principal Payments of Debt	(200)	(21)	(157)	(221)	(218)
Net Proceeds from Warrant Exercise	—	—	629	—	629
Net Cash Provided By (Used In) Financing Activities	4,800	(21)	20,984	4,779	29,873

Net Change in Cash	1,212	(1,170)	5,767	42	1,465

Cash - Beginning of Period	1,081	2,251	3,491	2,251	7,793

Cash - End of Period	$2,293	$1,081	$9,258	$2,293	$9,258

Empire Petroleum Corporation

Non-GAAP Information

Certain financial information included in Empire’s financial results are not measures of financial performance recognized by accounting principles generally accepted in the United States, or GAAP. These non-GAAP financial measures include “Adjusted Net Loss”, “EBITDA” and “Adjusted EBITDA”. These disclosures may not be viewed as a substitute for results determined in accordance with GAAP and are not necessarily comparable to non-GAAP performance measures which may be reported by other companies. Adjusted net loss is presented because the timing and amount of these items cannot be reasonably estimated and affect the comparability of operating results from period to period, and current periods to prior periods.

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2025	2025	2024	2025	2024
	(in thousands, except share data)

Net Loss	$(5,056)	$(4,221)	$(4,390)	$(9,277)	$(8,364)

Adjusted for:
Loss on commodity derivatives	—	—	1	—	859
Settlement on or purchases of derivative instruments	—	—	(253)	—	(263)
Loss on financial derivatives	—	—	1,736	—	998
Gain on sale of oil and natural gas properties	(175)	—	—	(175)	—
Gain on sale of other fixed assets	—	(32)	—	(32)	—

Adjusted Net Loss	$(5,231)	$(4,253)	$(2,906)	$(9,484)	$(6,770)

Diluted Weighted-Average Number of Common Shares Outstanding	33,853,310	33,821,203	29,839,853	33,837,377	27,752,816

Adjusted Net Loss Per Common Share	$(0.15)	$(0.13)	$(0.10)	$(0.28)	$(0.24)

The Company defines adjusted EBITDA as net loss plus net interest expense, DD&A, accretion, amortization of right of use assets, income tax provision (benefit), and other adjustments. Company management believes this presentation is relevant and useful because it helps investors understand Empire’s operating performance and makes it easier to compare its results with those of other companies that have different financing, capital and tax structures. Adjusted EBITDA should not be considered in isolation from or as a substitute for net income (loss), as an indication of operating performance or cash flows from operating activities or as a measure of liquidity. In addition, adjusted EBITDA does not represent funds available for discretionary use.

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2025	2025	2024	2025	2024
	(in thousands)

Net Loss	$(5,056)	$(4,221)	$(4,390)	$(9,277)	$(8,364)

Add Back:
Interest expense	334	296	735	630	1,050
DD&A	2,576	2,226	2,677	4,802	4,167
Accretion	534	526	492	1,060	977
Amortization of right-of-use assets	120	121	136	241	271
EBITDA	$(1,492)	$(1,052)	$(350)	$(2,544)	$(1,899)

Adjustments:
Stock-based compensation	486	531	592	1,017	1,302
Loss on commodity derivatives	—	—	1	—	859
Settlement on or purchases of derivative instruments	—	—	(253)	—	(263)
Loss on financial derivatives	—	—	1,736	—	998
Gain on sale of oil and natural gas properties	(175)	—	—	(175)	—
Gain on sale of other fixed assets	—	(32)	—	(32)	—

Adjusted EBITDA	$(1,181)	$(553)	$1,726	$(1,734)	$997